U.S. Securities and Exchange Commission

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 21, 2022

____________________

Commission File No. 033-09218

____________________

NextMart, Inc.

(Exact name of small business issuer as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	000-26347 (Commission File Number)	41-0985135 (I.R.S. Employer Identification No.)

____________________

98 Lower Westfield Road, Holyoke, MA	01040
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 499-6992

10119 E. Winter Sun Drive, Scottsdale, AZ 85262

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common and Preferred	NXMR	OTC MARKETS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

NextMart, Inc. (the “Company” or “NXMR”) – NXMR announces that it has acquired controlling interest in Emco Oilfield Services, LLC, a New Mexico limited liability company, based out of Carlsbad, New Mexico (“Emco”).

Forward Looking Statement

Certain statements that we make may constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. The statements contained herein may contain certain forward-looking statements relating to NXMR that are based on the beliefs of NXMR’s management as well as assumptions made by and information currently available to NXMR’s management. These forward-looking statements are, by their nature, subject to significant risks and uncertainties. These forward-looking statements include, without limitation, statements relating to the NXMR’s business prospects, future developments, trends and conditions in the industry and geographical markets in which NXMR operates, its strategies, plans, objectives and goals, its ability to control costs, statements relating to prices, volumes, operations, margins, overall market trends, risk management and exchange rates.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit 99.1 – Press Release

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NextMart, Inc.

By:	/s/ William Bouyea
Chief Executive Officer

Date:  January 26, 2022